UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

__________________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 25, 2011

GOLD STANDARD MINING CORP.
(Name of small business issuer specified in its charter)

Nevada	000-53434	88-0250289
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

28030 Dorothy Drive, Suite 307, Agoura Hills, CA 91301
(Address of principal executive offices)

               818-665-2098
(Registrant’s telephone number)

                                        Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01 Changes in Registrant’s Certifying Accountant

On February 25, 2011, Gold Standard Mining Corp.’s (the “Company”) independent accountant, Gruber & Company, LLC (“Gruber”), informed the Company that it would not stand for re-election.  On February 25, 2011, the Company engaged George Stewart, CPA, 316 17th Avenue South, Seattle, Washington 98144.  Besides a standard going concern qualification, Gruber’s report on the financial statements for both of the two past fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.  The decision to change accountants was approved by the Company’s board of directors.  During the two most recent fiscal years and the subsequent interim period through February 25, 2011, at which time Gruber declined to stand for re-election, there have been no disagreements between the Company and Gruber on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Gruber, would have caused Gruber to make reference to the subject matter of the disagreement in its report.

The Company has provided a copy of the above disclosures to Gruber and requested that Gruber furnish the Company with a letter addressed to the Commission stating whether or not it agrees with the statements made above.  A copy of such letter is filed as Exhibit 16.1 to this Form 8-K/A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2011	GOLD STANDARD MINING CORP. By: /s/ PANTELIS ZACHOS Pantelis Zachos Chief Executive Office